Exhibit 10.1
AMENDED AND RESTATED CONFIDENTIALITY, INTELLECTUAL PROPERTY,
NON-COMPETITION AND NON-SOLICITATION AGREEMENT
(To replace Exhibit A of Ms. Lindsey Hartley’s previous employment agreement(s))

This Amended and Restated Confidentiality, Intellectual Property, Non-Competition and Non-Solicitation Agreement (this “Amended Amended IP and NCNS Agreement”) is effective as of December 5, 2025 (the “Effective Date”) by and between Axogen Corporation, having a place of business at 13631 Progress Blvd., Suite 400, Alachua, FL 32615 (“Axogen”) and Lindsey Hartely (“Employee”). Axogen and Employee may each be referred to herein as a “Party” and collectively as the “Parties”. This agreement supersedes any other similar agreements between the Parties and replaces all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the parties with respect to the subject matter contained herein."

RECITALS
WHEREAS, Axogen is a global leader in developing, marketing, selling and distributing surgical and non-surgical solutions for peripheral nerve damage or discontinuity, as well as of instruments and devices in connection with the foregoing and in diagnosis, surgery for, therapy associated with and recovery in connection with nerve damage and/or nerve discontinuity, and has spent substantial time, resources and monies developing its Confidential Information (as defined below);
WHEREAS, Employee has accepted employment with or is currently an employee of Axogen who will or does, as the case may be, receive certain compensation and other employment-related benefits from Axogen in return for Employee performing Employee’s job duties and responsibilities;
WHEREAS, during Employee’s employment Employee will be (or has been) provided with periodically supplemented Confidential Information, including trade secrets, as well as the opportunity to contribute to the creation and/or maintenance of Confidential Information;
WHEREAS, Employee recognizes that Axogen’s Confidential Information is an important and valuable asset to Axogen and that Axogen has a legitimate business interest in protecting these assets;
WHEREAS, Employee recognizes that Axogen’s relationships with Axogen Customers and the goodwill associated with Axogen Customers, Axogen’s business and Axogen’s reputation in the industry, are important and valuable assets to Axogen and that Axogen has a legitimate business interest in protecting those assets; and
WHEREAS, Employee is currently a party to Axogen’s Confidentiality, Intellectual Property, Non-Competition And Non-Solicitation Agreement; and
WHEREAS, in consideration for Employee’s initial employment or continued employment, as the case may be, with Axogen, as well as in consideration for the amendment to Employee’s employment agreement executed concurrently herewith, Employee agrees to abide by the terms and conditions of this Amended Amended IP and NCNS Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, including an increase in bonus opportunity from 50% to 60% and 7% increase in base salary, both of which will be effective January 2026, as well as initial or continued employment, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Amended IP and NCNS Agreement hereby agree as follows:
1.RECITALS. The above recitals are true and correct and fully incorporated as a part of this Amended Amended IP and NCNS Agreement.
2.DEFINITIONS.
The following terms, when used in this Amended IP and NCNS Agreement with initial capital letters, shall have the respective meanings set forth in this Section 1.
“Axogen Customers” means accounts, customers, physicians, therapists, hospitals, acute surgical care centers, group purchasing organizations, integrated delivery networks, treatment centers or other clients that: (a) have purchased Axogen products during the prior one (1) year; or (b) have received or requested a proposal during the prior one (1) year for the purchase Axogen products; as well as all such entities or individuals that come to purchase Axogen products and/or request or receive a proposal for the purchase of Axogen products during the time of Employee’s employment by Axogen.
“Competing Organization” means any person or organization which is engaged in or about to become engaged in research on, consulting regarding, or development, production, marketing or selling of a Competing Product including, but not limited to, the organizations identified on Schedule 1, effective as of the Effective Date and as may be amended from time to time, attached hereto.
“Competing Product” means any product, process, technology, service, machine or invention of any person or organization other than Axogen in existence or under development which is similar to, resembles, competes with, is substitutable for, or is intended to be similar to, resemble, compete with, or be substitutable for a product, process, technology, service, machine or invention of Axogen.
“Confidential Information” means Axogen’s confidential, proprietary, trade secret or any other non-public information, including without limitation: (a) Axogen Customers; (b) actual or potential vendors, suppliers, distributors or referral sources; (c) products, product know-how, product manufacturing and distribution systems and processes, product technology, product development plans and strategies; (d) marketing and sales strategies and plans, product pricing policies, offerings and structures; (e) business and financial information of a non-public nature (e.g., strategy plans, forecasts, budgets); (f) employee, personnel or payroll policies, records and information; (g) corporate development strategies including acquisitions, divestitures, growth plans and other plans; (h) clinical study design, management, evaluation, and interpretation; (i) inventions, ideas, innovations, improvements, know-how, methods, processes, specifications, procedures, invention disclosures, certifications, and proposed and/or actual research and development activities, regardless of whether or not any of the foregoing is patentable or otherwise protectable under the intellectual property laws of the United States; and (j) information disclosed by third parties to Axogen pursuant to a confidentiality agreement. Confidential Information does not include information that is or becomes part of the public domain through no fault of Employee, or without any third-party violation of any confidentiality agreement with Axogen.

“Copyrightable Works” means all works of authorship, fixed in any tangible medium of expression known or later developed, including but not limited to writings, reports, articles, white papers, compilations, summaries, graphics, computer programs, user interfaces, drawings, designs, documentation and publications.
“Intellectual Property” means all inventions, patents, patent applications, designs, discoveries, ideas, innovations, improvements, modifications, know-how, trade secrets, methods, processes, specifications, procedures, trademarks, certifications, and invention disclosures, whether or not patentable or otherwise protectable under the intellectual property laws of the United States.
“Material Contact” means (i) any interaction between Employee and an Axogen Customer which takes place in an effort to establish, maintain, and/or further a business relationship on behalf of Axogen, (ii) any Axogen Customer whose dealings with Axogen were coordinated or supervised by Employee, (iii) any Axogen Customer about whom Employee obtained Confidential Information in the ordinary course of business as result of Employee’s association with Axogen, or (iv) any Axogen Customer who receives product or services from Axogen, the sale or provision of which results or resulted in compensation, commissions or earnings for Employee, all within the last year of Employee’s employment with Axogen (or during Employee’s employment if employed less than a year).
2.    CONFIDENTIAL INFORMATION AND PROPERTY.
2.1.    Non-Disclosure of Confidential Information. Employee acknowledges that the Confidential Information is of great value to Axogen, that Axogen has legitimate business interests in protecting its Confidential Information, and that the disclosure to anyone not authorized to receive such information, including any Competing Organization, will cause irreparable injury to Axogen. Employee agrees: (a) not to make use of the Confidential Information for any purpose other than is necessary to perform Employee’s duties while an employee of Axogen; (b) not to disclose, use, disseminate, identify, or publish Confidential Information for five (5) years after the termination of Employee’s employment with Axogen for any reason; (c) to provide to Axogen’s Office of General Counsel immediate notice of any (i) inadvertent or otherwise improper disclosure of Confidential Information; and (ii) theft of Confidential Information, including breach of security, hacking, or other improper act by a third party. Notwithstanding the foregoing, Employee agrees not to, and shall not for any reason disclose, use, disseminate, identify or publish Confidential Information that is an Axogen trade secret, as long as that Confidential Information remains a trade secret and does not become publicly known through no fault of Employee.
2.2.    Protected Rights. Nothing in this Agreement shall be construed to limit Employee’s ability to report (by way of filing a charge or complaint, or otherwise) possible violations of law or regulation, or make other legally-protected disclosures under applicable whistleblower laws or regulations (including pursuant to Section 21F of the Securities Exchange Act of 1934, as amended), without notice to or consent from Axogen, to the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agency” or Government Agencies”). Employee further understands that this Agreement does not limit Employee’s ability to participate in an investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information to such Government Agencies, without notice to Axogen. Nothing in this Agreement prevents Employee from giving truthful testimony to, responding to a valid subpoena from, initiating communications directly with, responding to an inquiry from, volunteering information to, or communicating with Government Agencies in connection with any reporting of, investigation into or proceeding regarding suspected violations of law.
2.3.    Return of Confidential Information and Axogen Property. Upon termination of Employee’s employment with Axogen [or INC] for any reason, or at any time as Axogen [or INC.] requests, Employee shall immediately return to Axogen [ and INC as applicable] all Confidential Information and other tangible property that belongs to Axogen [or INC] in Employee’s possession; such tangible property includes but is not limited to: all keys and security and credit cards; all products, product samples, computers, cellular phones and other electronic devices; and all customer and account files, price lists, product information, training manuals, advertising and promotional materials, handbooks and polices (in physical or electronic format). Employee shall not retain possession of any physical or electronic copies of correspondence, memoranda, reports, notebooks, drawings, photographs notes, research and scientific data, and tangible communications concerning the same, or other documents in any form whatsoever (including information contained in computer memory or any portable storage device (e.g., a “thumb drive”) relating to or reflecting in any way to the Confidential Information obtained by or entrusted to Employee during Employee’s employment with Axogen and confirm such return in writing. This obligation does not limit or otherwise prevent Employee from engaging in any Protected Rights that are set forth above in Paragraph 2.2.
2.4     Defend Trade Secrets Act. Pursuant to the Defend Trade Secrets Act of 2016, 18 U.S.C. §1833, Employee acknowledges that Employee shall not have criminal or civil liability under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, if Employee files a lawsuit for retaliation by Axogen for reporting a suspected violation of law, Employee shall not have criminal or civil liability under any federal or state trade secret law if Employee discloses the trade secret to Employee’s attorney and (X) files any document containing the trade secret under seal and (Y) does not disclose the trade secret, except pursuant to court order.
3.    RESTRICTIVE COVENANTS.
3.1.    Employee Acknowledgment.
(a)    Employee acknowledges that: (a) Employee’s position and employment with Axogen gives Employee access to and knowledge of Axogen Customers and its vendors, suppliers, distributors or referral sources (collectively, “Axogen Business Partners”), which represent important and unique business assets that have resulted from a significant investment of time, resources and monies by Axogen; (b) Employee would cause Axogen great loss, damage and immediate irreparable harm if Employee were to engage in unfair or unlawful competitive activity by improperly using or disclosing any information related to Axogen Business Partners for Employee’s own benefit or for the benefit of any Competing Organization.

(b)    Employee acknowledges and agrees that the restrictions contained in this Section 3, are reasonable and necessary to protect Axogen’s legitimate business interests, promote and protect the purpose and subject matter of this Amended IP and NCNS Agreement and Employee’s employment, and deter any potential conflict of interest. Employee agrees that Employee knows of no reason why any restriction contained in this Section 3 is not reasonable and enforceable and that all such restrictions are necessary and reasonable to protect Axogen’s interests. Employee also acknowledges and agrees that the restrictions contained in this Section 3 will not impair or infringe upon Employee’s right to work or earn a living when Employee’s employment with Axogen ends.
3.2    Non-Compete.

(a)    During Employee’s employment with Axogen and for a period of two (2) years following the termination of Employee’s employment with Axogen for any reason, Employee will not work for (as an employee, consultant, contractor, agent or otherwise) or render services directly or indirectly to any Competing Organization whereby the services Employee would provide for, to, or on behalf of the Competing Organization (i) are the same as or similar to those services that Employee provided for, to, or on behalf of Axogen during Employee’s employment, (ii) involve the development, sale, marketing, or distribution of a Competing Product, or (iii) could enhance the use or marketability of a Competing Product. This restriction covers (i) the United States, (ii) any state or territory in which Axogen is engaged in its business at the time of and during the one year prior to Employee’s separation from Axogen, and (iii) any state or territory in which Employee was providing services for Axogen at the time of and during the one year prior to Employee’s separation from the Company.
(b)    The restrictions herein shall not prohibit Employee from accepting employment with a Competing Organization whose business is diversified and which is, as to that part of its business in which Employee accepts employment, not a Competing Organization. If Employee accepts employment with a Competing Organization, Employee will provide Axogen written assurances satisfactory to Axogen that Employee will not render services, directly or indirectly, for the time period herein in connection with any Competing Product.

3.3    Non-Solicitation of Employees and Axogen Business Partners.

(a)    During Employee’s employment with Axogen and for a period of two (2) years following the termination of Employee’s employment with Axogen for any reason, Employee will not in any capacity, directly or indirectly, solicit, induce or influence, or attempt to solicit, induce or influence, any person engaged as an employee, independent contractor, or agent of Axogen to terminate his or her employment and/or business relationship with Axogen or do any act which may result in the impairment of the relationship between Axogen and its employees, independent contractors or agents.
(b)    During the term of Employee’s employment with Axogen and for a period of one (1) year following the termination of Employee’s employment with Axogen for any reason, Employee will not in any capacity, directly or indirectly: (i) solicit, contact, accept solicited business from, provide competitive services to, or sell any Competing Product to an Axogen Customer; (ii) divert, entice or otherwise take away from Axogen the business or patronage of any Axogen Business Partner; or (iii) solicit or induce any Axogen Business Partner to terminate or reduce its relationship with Axogen or otherwise interfere with Axogen’s relationship with any

Axogen Business Partner. This restriction applies only to those Axogen Customers and Axogen Business Partners with whom Employee had Material Contact.

3.4    New Employer Notification. To enable Axogen to monitor Employee’s compliance with the obligations set forth in this Amended IP and NCNS Agreement, Employee agrees to notify Axogen in writing before commencing employment with a new employer; such notification shall include the identify of Employee’s new employer, job title and responsibilities. Employee will continue to notify Axogen, in writing, any time Employee accepts or changes employment during the time periods set forth in this Section 3. Employee agrees that Axogen is permitted to contact any new or prospective employer regarding Employee’s obligations owed to Axogen.

3.5    Modification of Non-Compete and Non-Solicitation Provisions. The parties agree that a court of competent jurisdiction may modify any invalid, overbroad or unenforceable term of this Section 3 so that such term, as modified, is valid and enforceable under applicable law; such court is also authorized to extend the time periods set forth in this Section 3 for any period of time in which Employee is in breach of this Amended IP and NCNS Agreement or as necessary to protect the legitimate business interests of Axogen. If a court of competent jurisdiction determines that any term of this Section 3 is invalid, overbroad, or unenforceable, in whole or in part, and cannot be modified as set forth in the prior sentence to make such term valid and enforceable under applicable law, the Parties agree that any such term, in whole or in part as the case may, shall be severable and the remainder of this Section 3 and this Amended IP and NCNS Agreement shall nevertheless be enforceable and binding on the Parties.
4.    INVENTIONS.
4.1.    Disclosure of Developments. Employee agrees that during and subsequent to Employee’s employment with Axogen, Employee will promptly disclose and furnish complete information to Axogen relating to all inventions, ideas, improvements, modifications, discoveries, research, data, know-how, methods and developments, whether patentable or not, and whether or not otherwise protectable under the intellectual property laws of the United States, that are made, conceived, developed, reduced to practice, or authored by Employee or under Employee’s direction during Employee’s employment whether or not made, conceived, developed, reduced to practice or authored during normal business hours or on Axogen premises. Employee shall keep complete, accurate, and organized information and records of all Copyrightable Works or other Intellectual Property and Confidential Information in the manner and form reasonably requested by Axogen.
4.2    Ownership of Intellectual Property.
(a)     Employee agrees to assign and hereby does assign to Axogen all right, title and interest, worldwide in and to any and all Intellectual Property made, conceived, developed, reduced to practice or authored by Employee alone or with others for AXOGEN during the course of Employee’s employment (or after the period of Employee’s employment and which rely upon or use Axogen’s Confidential Information and/or non-public Intellectual Property), whether made, conceived, developed or reduced to practice, whether or not the foregoing are within the scope of Axogen’s actual or anticipated research and development business.
(b)    Axogen’s rights in Section 4.2(a) above shall not apply to any Intellectual Property conceived and developed without reliance upon and/or without the use of Axogen’s equipment, supplies, facilities, Confidential Information or other non-public Intellectual Property, and which was developed entirely on Employee’s own time, unless (a) the Intellectual Property relates (i) to Axogen’s actual or anticipated business; (ii) to Axogen’s actual or anticipated research and development; or (iii) the Intellectual Property results from or relates to any work performed by Employee for Axogen.
(c) For avoidance of doubt, it shall be Axogen’s sole decision, in its sole discretion how to protect its Confidential Information and/or Intellectual Property and/or Copyrightable Works and whether to formally seek registration of any of its Intellectual Property and/or Copyrightable Works.
4.3    Copyrightable Works. Employee acknowledges that all Copyrightable Works shall to the fullest extent permissible be considered “works for hire” in the United States as defined in the U.S. Copyright Laws and in any other country adhering to the “works made for hire” or similar notion. All such Copyrightable Works shall from the time of creation be owned solely and exclusively by Axogen throughout the world. If any Copyrightable Work or portion thereof shall not be legally qualified as a work made for hire in the United States or elsewhere or shall subsequently be held to not be a work made for hire, Employee agrees to assign and does hereby assign to Axogen all Employee’s right, title and interest in, including all moral rights in and to the Copyrightable Works, and all registered and applied for copyrights therein. To the extent the assignment of all rights, title and interest in, including of all moral rights in, the Copyrightable Works, is prohibited in full or in part by any applicable law, Employee hereby grants to Axogen a fully-paid-up, royalty-free, exclusive, sublicensable, transferrable, irrevocable and perpetual, worldwide license in and to the Copyrightable Works and hereby waives Employee’s enforcement of any moral rights which Employee may hold in any existing or future Copyrightable Works worldwide and hereby consents to any action of Axogen that would violate its moral rights in the absence of such consent. Employee hereby further agrees that Axogen is not required to designate Employee as author of any Copyrightable Works when such Copyrightable Works are distributed publicly or otherwise, and hereby waives any cause of action against Axogen for not so identifying Employee as an author of such Copyrightable Works.
4.4    License. In the event that any of the rights in any Copyrightable Works or other Intellectual Property (“Intellectual Property Rights”) cannot be transferred to Axogen pursuant to the terms of this Amended IP and NCNS Agreement, Employee hereby (i) unconditionally and irrevocably waives the enforcement of any Intellectual Property Rights retained by Employee, and all claims and causes of action of any kind against Axogen with respect to those rights; and (ii) grants to Axogen an irrevocable, perpetual, fully paid-up, transferable, sublicensable, royalty-free, exclusive worldwide right and license to use, reproduce, distribute, display, perform, prepare derivative works of, modify, enforce, and otherwise use and exploit all or any portion of such existing and future Intellectual Property Rights.

4.5    Causes of Action. Employee further irrevocably assigns to Axogen all causes of action, including accrued, existing and future causes of action, arising out of or related to the Intellectual Property Rights.
4.6    Cooperation. When requested to do so by Axogen, either during or subsequent to Employee’s employment with Axogen, Employee shall: (a) execute all documents requested by Axogen for the vesting in Axogen of the entire right, title and interest in and to the Intellectual Property and Confidential Information, and all patent, copyright, trademarks or other applications filed and issuing on the Intellectual Property; (b) execute all documents requested by Axogen for filing and obtaining of patents, trademarks or copyrights; and (c) provide assistance that Axogen reasonably requires to protect its right, title and interest in the Intellectual Property and

Confidential Information. Employee acknowledges that the obligations herein shall continue beyond the termination of Employee’s employment with Axogen with respect to Intellectual Property conceived, authored or made by Employee during Employee’s period of employment and Confidential Information and shall be binding on Employee’s executors, administrators or other legal representatives.
4.7    Appointment of Attorney-In-Fact. Employee irrevocably appoints any AXOGEN-selected designee to act, at all times hereafter, as Employee’s agent and attorney-in-fact to perform all acts necessary to file for registration of and/or register Copyrightable Works or other Intellectual Property as required by this Amended IP and NCNS Agreement if Employee (i) refuses to perform those acts or (ii) is unavailable, within the meaning of the United States Patent and Copyright laws. It is expressly intended by Employee that the foregoing power of attorney is coupled with an interest.
4.8    Assignability. All Intellectual Property Rights and representations made or granted by Employee in this Amended IP and NCNS Agreement are assignable by Axogen and are for the benefit of Axogen’s successors, assigns, and parties contracting with Axogen.

4.9    Prior Intellectual Property. Attached as Schedule 2 is a complete list, if any, of all of Employee’s Intellectual Property and Copyrightable Works made, conceived or first reduced to practice by Employee, alone or jointly with others, prior to Employee’s employment with Axogen (“Prior Intellectual Property”). If in the course of Employee’s employment with Axogen Employee incorporates into an Axogen product, process or machine any Prior Intellectual Property to which Employee possesses all right, title and interest, then Employee hereby grants, and agrees to grant, Axogen a non-exclusive, royalty-free, irrevocable, perpetual, transferable, sublicensable worldwide license to make, modify, use and sell such Prior Intellectual Property as part of or in connection with such product, process or machine. Notwithstanding the foregoing, Employee agrees not to, and shall not, use at or on behalf of Axogen any Prior Intellectual Property that is owned by a third party and/or the use of which would require a license from a third party, and/or to which Axogen has not otherwise acquired the right to use, and/or which would be in violation of Section 5.3 of this Amended IP and NCNS Agreement.
5.    EMPLOYEE REPRESENTATIONS.
5.1.    Performance. During Employee’s employment with Axogen, Employee shall devote Employee’s best efforts, attention and energies to the performance of Employee’s duties as an employee of Axogen.
5.2    Code of Conduct; Conflicts of Interest. Employee agrees to adhere to Axogen’s Code of Business Conduct and Ethics, including but not limited to the provisions regarding Conflicts of Interest, as defined therein. Employee will not engage in any activity or have any outside interest that could interfere with the satisfactory performance of Employee’s duties or be detrimental to Axogen or be engaged in any other occupation or activity that conflicts with Employee’s obligations to Axogen. Employee agrees to promptly notify Axogen of any potential conflict of interest.
5.3.    Agreements with Prior Employers. Employee has not signed any non-competition, non-solicitation, or other agreement that Employee has not disclosed to Axogen that prohibits Employee from being employed by Axogen, fully performing Employee’s duties or fully providing services to or on behalf of Axogen during Employee’s employment or assigning works and ideas to Axogen (“Prior Non-Compete Agreement”). Employee has not and will not disclose to Axogen or use for Axogen’s benefit any information that to Employee’s knowledge is proprietary or confidential to any of Employee’s prior employers without proper consent from the prior employer. If Employee has signed a Prior Non-Compete Agreement with a prior employer, Employee has provided a copy of such agreement to Axogen’s Human Resources Department under separate cover.
5.4    At-Will Employment. Employee acknowledges that this Amended IP and NCNS Agreement does not obligate Employee to remain employed by Axogen nor does it confer upon Employee the right to continued employment by Axogen. Employee and Axogen each have the right to terminate the employment relationship at any time, for any reason or no reason, with or without notice and with or without cause.
5.5     Theft of Trade Secrets. Employee acknowledges that Employee is aware that a theft of trade secrets of an employer by an employee is an offense under federal law and the state laws of Florida and is prohibited by this Amended IP and NCNS Agreement. Employee further acknowledges that such theft of trade secrets constitutes a criminal violation of Florida Statute 812.081, punishable as a third-degree felony under Florida Statute 775.082, conviction for which carries a term of imprisonment not exceeding five (5) years. Employee acknowledges AXOGEN will vigorously prosecute its rights under federal law and the state laws of Florida for any violation arising out of a breach by Employee of any of the material terms of this Amended IP and NCNS Agreement.
5.6    Advice of Counsel. Employee acknowledges and agrees that Employee has read and understands the terms set forth in this Amended IP and NCNS Agreement and has been given a reasonable opportunity to consult with an attorney of their choosing prior to execution of Amended IP and NCNS Agreement and has either done so, or knowingly declined to do so.
6.    MISCELLANEOUS.
6.1.    Inside Information. Employee hereby acknowledges that Employee is aware (and that Employee’s representatives who are apprised of this matter have been advised) that the United States securities laws prohibit Employee and any person or entity that has received material non-public information about Axogen from Employee (“Inside Information”) from purchasing or selling securities of Axogen or from communicating such information to any person under circumstances under which such other person may purchase or sell securities of Axogen.

6.2    Essence of the Agreement. The covenants set forth in Sections 2-4 are the essence of this Amended IP and NCNS Agreement and they shall be construed as agreements independent of (i) any other agreements, or (ii) any other provision in this Amended IP and NCNS Agreement. The existence of any claim or cause of action of Employee against Axogen, whether predicated on this Amended IP and NCNS Agreement or otherwise, regardless of who was at fault and regardless of any claims that either Employee or Axogen may have against the other, will not constitute a defense to the enforcement by Axogen against Employee of the covenants set forth in Sections 2-4. Axogen shall not be barred from enforcing the covenants set forth in Sections 2-4 by reason of any breach of (i) any other part of this Amended IP and NCNS Agreement, or (ii) any other agreement with Employee.

6.3.    Entire Agreement; Prior Agreements. This Amended IP and NCNS Agreement including its Schedules sets forth the entire agreement between the Parties as it relates to the subject matter of this Amended IP and NCNS Agreement; this Amended IP and NCNS

Agreement supersedes and replaces prior agreements between Employee and Axogen with respect to the subject matter addressed in the Amended IP and NCNS Agreement. The provisions of this Amended IP and NCNS Agreement shall not be amended, supplemented, waived or changed orally; any such alteration shall only be valid through a written amendment to this Amended IP and NCNS Agreement signed by both Parties.
6.4    Severability. This Amended IP and NCNS Agreement shall be enforceable to the fullest extent allowed by law. In the event that a court holds any provision of this Amended IP and NCNS Agreement to be invalid or unenforceable, the Parties agrees that, if allowed by law, that provision shall be deemed severable from the remainder of this Amended IP and NCNS Agreement, and the remaining provisions contained in this Amended IP and NCNS Agreement shall be construed to preserve to the maximum permissible extent the intent and purposes of this Amended IP and NCNS Agreement.
6.5.    Assignment. This Amended IP and NCNS Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. This Amended IP and NCNS Agreement may not be assigned by Employee.
6.6.    Injunctive Relief. Employee acknowledges that because of the difficulty of measuring economic losses to Axogen as a result of a breach or threatened breach of any of the covenants in this Amended IP and NCNS Agreement, and because of the immediate and irreparable damage that would be caused to the Company and for which monetary damages would not be a sufficient remedy and which harm would not be fully or adequately compensated by recovery of damages alone, the Parties agree that, in addition to all other remedies or damages that may be available to Axogen hereunder and at law or in equity, in the event of a breach or a threatened breach by Employee of any covenants in this Amended IP and NCNS Agreement, Axogen shall be entitled to specific performance and injunctions restraining such breach.

6.7.    Disputes and Litigation. In the event of any dispute or litigation between or among the Parties with respect to this Amended IP and NCNS Agreement, the prevailing party shall be entitled to its costs and expenses, including reasonable attorneys’ fees and costs.

6.8.    Governing Law; Jurisdiction and Venue and Waiver of Jury Trial. The Parties acknowledge that a substantial portion of negotiations, anticipated performance and execution of this Amended IP and NCNS Agreement and the attached Schedules occurred, or shall occur, in Hillsborough County, Florida, and the Parties irrevocably and unconditionally (a) agree that any suit, action or legal proceeding arising out of, or relating to, this Amended IP and NCNS Agreement or the attached Schedules shall be brought in the courts of record of the State of Florida in Hillsborough County, or the United States District Court, Middle District of Florida, Tampa Division; (b) consent to the jurisdiction of each such court in any such suit, action or proceeding; (c) waive any objection which they may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agree that service of any court paper may be effected on such party by mail, as provided in this Amended IP and NCNS Agreement, or in such other manner as may be provided under applicable laws or court rules in said state. The Parties further agree to waive any right to a trial by jury should any action be brought to enforce this Agreement.

6.9.    Counterparts; Transmission. This Amended IP and NCNS Agreement may be executed in one or more counterparts, each of which shall be considered one and the same document. This Amended IP and NCNS Agreement may be executed by facsimile or electronic transmission.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Amended IP and NCNS Agreement to be executed as of the Effective Date.

AXOGEN CORPORATION		EMPLOYEE

By	/s/ Michael Dale	/s/ Lindsey Hartley

Name:	Michael Dale	Name:	Lindsey Hartley
Title:	President and CEO

Schedule 1

Competing Organizations

Amniox Medical Inc.
Applied Biologics Inc.
Baxter International, Inc.
Checkpoint Surgical Inc.
Guangzhou Zhongda Medical (China)
Integra LifeSciences Inc.
Medovent GmbH
MiMedx Group Inc.
Neuraptive Therapeutics
Polyganics B.V.
Stryker Corporation
Vivex Biomedical Inc.

Schedule 2

List of Prior Intellectual Property

[ ]